Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 File No. 333-245006) pertaining to the 2020 Stock Incentive Plan, 2020 Employee Stock Purchase Plan and Nikola Corporation 2017 Stock Option Plan,
(2)Registration Statement (Form S-8 File No. 333-268141) pertaining to the Nikola Corporation 2022 Inducement Plan and Romeo Power, Inc. 2020 Long-Term Incentive Plan,
(3)Registration Statement on (Form S-4 File No. 333-267140), including any post-effective amendments thereto on Form S-8,
(4)Registration Statement (Form S-3 File No. 333-264068),
(5)Registration Statement (Form S-3 File No. 333-268139),
(6)Registration Statement (Form S-8 File No. 333-274123) pertaining to the Nikola Corporation 2020 Stock Incentive Plan, and
(7)Registration Statement (Form S-3 No. 333-274144);
of our reports dated February 28, 2024, with respect to the consolidated financial statements of Nikola Corporation and the effectiveness of internal control over financial reporting of Nikola Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Phoenix, Arizona
February 28, 2024